77Q1(a) - Certificate of Amendment to Certificate of Statutory Trust of Phoenix Opportunities Trust executed as of August 21, 2008 and filed with the Secretary of the State of Delaware on October 20, 2008, filed via EDGAR herewith.

77Q1(e)(1) - Seventh Amendment to Amended and Restated Investment Advisory Agreement, by and between Registrant and Virtus Investment Advisers, Inc. effective as of May 29, 2009, filed via EDGAR with Post-Effective Amendment No. 34 (File No. 033-65137) on October 1, 2009 and incorporated herein by reference.

77Q1(e)(2) - Eighth Amendment to Amended and Restated Investment
Advisory Agreement, by and between Registrant and Virtus Investment Advisers, Inc. effective as of September 29, 2009, filed via EDGAR with Post-Effective Amendment No. 34 (File No. 033-65137) on October 1, 2009 and incorporated herein by reference.

77Q1(e)(3) - Third Amendment to Subadvisory Agreement between Virtus Investment Advisers, Inc. and Vontobel Asset Management, Inc. dated April 21, 2009, filed via EDGAR with Post-Effective Amendment No. 34 (File No. 033-65137) on October 1, 2009 and incorporated herein by reference.

77Q1(e)(4) - Fourth Amendment to Subadvisory Agreement between Virtus Investment Advisers, Inc. and Goodwin Capital Advisers, Inc. dated July 15, 2009, filed via EDGAR herewith.

77Q1(e)(5) - Subadvisory Agreement between Virtus Investment Advisers, Inc. and F-Squared Investments, Inc. dated September 29, 2009, filed via EDGAR with Post-Effective Amendment No. 34 (File No. 033-65137) on October 1, 2009 and incorporated herein by reference.